      1                                                  Exhibit (10)(iii)(A)5

                        December 29, 1994

         SENIOR MANAGEMENT FINANCIAL COUNSELING PROGRAM

                 GENERAL DESCRIPTION OF SERVICES

AT&T offers a financial counseling program to all active Senior Managers. This program is extended to retired Senior Managers during the first year of retirement. In addition, eligibility is extended to the spouse and/or immediate family members in the event of death of a participating Senior Manager. Participation in the program is voluntary.

Upon election to participate in the program, the Senior Manager can select from three financial counseling firms utilized by AT&T, all of which have nation-wide branches; Asset Management Group (AMG), The AYCO Company and Coopers & Lybrand. AMG has a base office in Englewood, Colorado and a local office in Parsippany, New Jersey. The Ayco Company is based in Albany, New York, and has a local office in Florham Park, New Jersey. Coopers & Lybrand, has a local office in Parsippany, New Jersey.

Upon selection of a firm, the Senior Manager is assigned a personal counselor who will schedule a preliminary interview which is primarily a get acquainted session. During the interview, the counselor will outline the services offered by the firm and describe the type of personal information and documents the Senior Manager will need to provide to the counselor. The types of documents and personal information include items such as wills, deeds, insurance policies and trusts, as well as complete data on the Senior Manager's financial status. All information is held strictly confidential between the financial counseling firm and the Senior Manager.

The counselor will schedule a follow-up interview at which time an in depth examination of the financial goals and objectives of the Senior Manager and the spouse is completed.

After all pertinent data have been analyzed, the counselor will prepare a comprehensive report for presentation to the Senior Manager. The report outlines the Senior Manager's current financial status, indicates areas requiring adjustments, if any, and recommends future financial actions.

The types of services provided in the program include:

          *    COMPANY PROVIDED BENEFITS PLANNING

          *    ESTATE PLANNING

          *    INSURANCE PLANNING

          *    INVESTMENT PLANNING

          *    INCOME TAX PLANNING

In addition to the above services, the Senior Management Financial Counseling Program covers the cost of personal income tax preparation and the preparation of wills and trusts associated with estate planning.

Although AMG, AYCO and Coopers & Lybrand provide tax preparation services, the Senior Manager may engage their own attorney or tax accounting firm for both estate planning and tax preparation.

Attached is a summary of the current financial counseling fees by firm and type of service. Each of the three firms bills AT&T Executive Human Resources, who in turn pays the bills and charges the expense to each individual Senior Manager's budget.

The amount of each financial counseling invoice paid on behalf of a Senior Manager by AT&T, is treated as imputed income to the Senior Manager. The imputed amount is reflected in the Senior Manager's paycheck and appropriate federal and state taxes are withheld from the imputed income at "flat" tax rates.

Every February, a tax allowance payment is made to each Senior Manager to offset any adverse tax effects as a result of the non-deductibility of all or a portion of the financial counseling fees paid by AT&T on their behalf. The tax allowance payment is considered taxable income in the year in which the payment is received.

The Financial Counseling Program shall be forfeited if the employee, without the consent of the AT&T Management Executive Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any non substantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has substantial interest as determined by the Committee.

This program is administered by Executive Human Resources, who can be reached on (908) 221-4444.